UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 10, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 0-28472

Delaware	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

357 Castro Street, Suite 5
Mountain View, California    94041
(Address of principal executive offices including zip code)

(650) 938-8815
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On December 29, 2005, Digital Video Systems, Inc. closed the Stock Purchase Agreement entered into December 10, 2005.

$1.2 million is being held at escrow for further due diligence until March 31, 2006.

Item 9.01 Financial Statements and Exhibits.

  Financial Statements. - None
  Pro Forma Financial Information - None
  Shell Company Transaction - Not applicable
  Exhibits. - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ MALI KUO Mali Kuo Chief Executive Officer

Date: December 30, 2005